SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 19, 2007
(Date of Report - Date of Earliest Event Reported)

Unicorp, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

2-73389 (Commission File Number)	75-1764386 (IRS Employer Identification No.)

5075 Westheimer, Suite 975, Houston, TX 77056
(Address of principal executive offices, including zip code)

(713) 402-6700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The company announced results of operations for the year ended December 31, 2006, and that it expects to more than triple its gross profit in fiscal 2007 to $3,000,000 versus 2006 of approximately $700,000 excluding non-cash depletion. The company also announced its projection for revenue for fiscal 2007 in excess of $4,000,000. The Company has previously announced it would be profitable from operations during the first quarter of 2007 but now expects to achieve this during the second quarter of fiscal 2007. The company is revising this guidance downward primarily as a result of delays in the completion operations of its South Creole and North Laurel Ridge Prospects, a delay in drilling its Lake Alaska Prospect and the unsuccessful drilling of the St. Martinville prospect.

Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired

            Inapplicable.

(b)	Pro Forma Financial Information

            Inapplicable.

(c)	Exhibits

Exhibit Number     Exhibit Description

99.1    Press Release dated March 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 20, 2007        UNICORP, INC.

By: /s/ Kevan Casey________________
Kevan Casey, Chief Executive Officer